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                                                                  EXHIBIT 10.28

                      TERM SHEET RELATING TO AMENDMENT OF
              FIRST AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
                 RE ACQUISITION OF SUTTER MORTGAGE CORPORATION

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1. Cash Consideration.              Cash consideration (subject to adjustments)
                                    will be paid as follows:

                                    -  $1.5 million at closing of acquisition
                                       (parties will use their best efforts to
                                       have closing occur on October 6, 1997 and in no event later than November 6, 1997)

                                    -  $1.0 million at closing of the initial
                                       public offering (the "IPO") of Virtual
                                       Mortgage Network, Inc. ("VMN")

                                    -  $1.5 million (less claims made) to be
                                       paid under the existing contract terms
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2. Stock Consideration.             Stock consideration (subject to
                                    adjustments) will be issued on the closing of the IPO under the existing contract terms.

3. Adjustment to Initial Payment.   Of the initial $1.5 million payment,
                                    $500,000 will be repaid to VMN by Art Sutter to extinguish the short-term loan referenced in item 5 below.

4. Adjustment to Final Payment.     With respect to the final $1.5 million
                                    payment (less claims made), a reduction will
                                    be made to the extent funds of the Sutter
                                    Mortgage Company ("Company") or its
                                    subsidiaries have been used (from June 1,
                                    1997 through closing) to reduce or eliminate
                                    liabilities for which Art Sutter would have
                                    had an indemnification obligation after the
                                    closing (including, without limitation,
                                    liabilities to Capstead) if such liabilities
                                    had not been so reduced or eliminated.
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5. Short-term Loan.                 As soon as possible, VMN will lend
                                    $500,000 to Art Sutter pursuant to a secured
                                    note. Art Sutter will contribute $500,000 to
                                    the capital of the Company upon receipt of
                                    the loan proceeds. Interest on the note is
                                    8% per annum and is payable at maturity.
                                    Note is due and payable on the earlier of
                                    (i) the closing of the acquisition, (ii) the
                                    termination of the First Amended and
                                    Restated Stock Purchase Agreement, as
                                    amended or (iii) a demand by VMN made after
                                    November 6, 1997. Note is to be secured by a
                                    pledge of 10% of the Company's stock held by
                                    Art Sutter. If the note becomes due as a
                                    result of clause (i) above, then the note is
                                    to be repaid to VMN by Art Sutter out of the
                                    proceeds of the initial payment made by VMN
                                    to Art Sutter at the closing of the
                                    acquisition. If the note becomes due as a
                                    result of clause (ii) or (iii) above, then
                                    Art Sutter may elect to
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                                    extinguish the note by either transferring
                                    shares of Company Common Stock owned by him equal to 10% of the total number of outstanding shares or causing the Company to issue to VMN new shares of Company Common
                                    Stock equal to 10% of the total number of outstanding shares after giving effect to such issuance.

6. Definitive Agreements.           VMN, the Company and Art Sutter agree to
                                    enter into a pledge agreement and a
                                    promissory note to memorialize the
                                    provisions of item 5 above and such other
                                    agreements as the parties hereto shall deem
                                    necessary or desirable.
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          IN WITNESS WHEREOF, the undersigned have executed this Term Sheet as of September 30, 1997.

Accepted and Agreed:


____________________________________
Arthur H. Sutter



Sutter Mortgage Corporation


By:________________________________

Name:______________________________

Title:_____________________________



Virtual Mortgage Network, Inc.


By:________________________________

Name:______________________________

Title:_____________________________

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